EXHIBIT 24(b)

               EXTRACT FROM THE MINUTES OF A MEETING
          OF THE BOARD OF DIRECTORS OF DUKE POWER COMPANY
                    HELD ON FEBRUARY 22, 1994

            Mr. Lee then referred to the Company's Form 10-K Annual Report. He presented to the meeting a preliminary copy of the Form 10-K, indicating that it would be in order to approve such document subject to such changes as may be deemed necessary or advisable. Dr. Herbert then advised that the Audit Committee had reviewed the Form 10-K and found it to be in order and recommended its approval. Upon motion duly made and seconded, it was

            RESOLVED, That the Form 10-K Annual Report, as presented to the meeting, with such changes therein as may be deemed necessary or advisable by the officers of the Company be and hereby is in all respects approved;
    and

            FURTHER RESOLVED, That the Power of Attorney as presented to the meeting and executed by all the Directors present be and hereby is approved in form and content for purposes of filing the Form 10-K Annual
    Report with the Securities and Exchange Commission.

                   *************************

            I, ELLEN T. RUFF, Secretary of Duke Power Company, do hereby certify that the foregoing is a full, true, and complete extract from the minutes of the meeting of the Board of Directors of said
Company held on February 22, 1994, containing all resolutions adopted with respect to the Form 10-K, at which meeting a quorum was present.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said DUKE POWER COMPANY, this 29th day of March, 1994.

                                            Ellen T. Ruff
                                      --------------------------
                                              Secretary

{SEAL}

                                  APPENDIX

On Page 12 there is a full-page map of the Duke Power Service Area, showing the locations of the Company's region offices, steam electric stations, hydroelectric stations, nuclear electric stations and Nantahala Power and Light Company. Such page also includes a smaller inset map showing the Company's service area, along with the service area of Nantahala Power and Light
Company, superimposed over an outline map of the states of North Carolina and South Carolina.